Exhibit 6.7

AMENDMENT NO. 1 TO

JET TOKEN, INC. AMENDED AND RESTATED

2018 STOCK OPTION AND GRANT PLAN

Background

A.           Section 11 of the Jet Token, Inc. Amended and Restated 2018 Stock Option and Grant Plan (the “Plan”) provides that:

“The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) in a manner not inconsistent with the terms of the Plan, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but not such action shall adversely affect rights under any outstanding Award without the holder’s consent. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are entitled to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c).”

B.            The Board of Directors intends to increase the maximum number of Shares reserved and available for issuance under the Plan from 15,000,000 to 25,000,000 Shares.

C.            Capitalized terms not otherwise defined in this Amendment No. 1 to the Jet Token, Inc. Amended and Restated 2018 Stock Option and Grant Plan (“Amendment No. 1”) shall have the meanings ascribed to them in the Plan.

Amendment

1.             Increase of Shares Subject to Plan. Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 25,000,000 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type of types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.”

2.             Effective Date of Amendment No. 1. Subject to the approval of this Amendment No. 1 by the Company’s stockholders within 12 months of Amendment No. 1’s adoption by the Board, Amendment No. 1 will become effective on the date designated by the Board.

3.             Governing Law. This Amendment No. 1 will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

4.             Ratification of Plan. Except as amended or modified by this Amendment No. 1, the Plan is hereby ratified and confirmed in all respects.

ADOPTION AND APPROVAL OF AMENDMENT NO. 1

Date Amendment No. 1 adopted by Board: December 8, 2020

Date Amendment No. 1 approved by Stockholders: December 8, 2020

AMENDMENT NO. 2 TO

JET TOKEN, INC. AMENDED AND RESTATED

2018 STOCK OPTION AND GRANT PLAN

Background

A.            Section 11 of the Jet Token, Inc. Amended and Restated 2018 Stock Option and Grant Plan (the “Plan”) provides that:

“The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) in a manner not inconsistent with the terms of the Plan, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but not such action shall adversely affect rights under any outstanding Award without the holder’s consent. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are entitled to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c).”

B.            The Board of Directors intends to increase the maximum number of Shares reserved and available for issuance under the Plan from 25,000,000 to 30,000,000 Shares.

C.            Capitalized terms not otherwise defined in this Amendment No. 2 to the Jet Token, Inc. Amended and Restated 2018 Stock Option and Grant Plan (“Amendment No. 2”) shall have the meanings ascribed to them in the Plan.

Amendment

1.            Increase of Shares Subject to Plan. Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 30,000,000 Shares, which shall consist of (i) 25,000,000 shares of Common Stock and (ii) 5,000,000 shares of Non-Voting Common Stock, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type of types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.”

2.            Amendment of the Definition of “Shares”. The definition of “Shares” in Section  1 is hereby amended and restated in its entirety as follows:

““Shares” means shares of Common Stock or Non-Voting Common Stock, as the case may be, and such other securities of the Company or successor entity as may be substituted for Shares pursuant to Section 4(a) hereof.”

3.            Amendment of the Definition of “Stock”. The definition of “Stock” in Section 1 is hereby amended and restated in its entirety as follows:

““Stock” means the Common Stock or Non-Voting Common Stock of the Company, as the case may be, subject to adjustments pursuant to Section 3.”

4.            Addition of the Definition of “Common Stock”. Section 1 is hereby amended by adding the definition of “Common Stock”:

““Common Stock” has the meaning set forth in the Company’s Certificate of Incorporation, as amended from time to time.”

5.            Addition of the Definition of “Non-Voting Common Stock”. Section 1 is hereby amended by adding the definition of “Non-Voting Common Stock”:

““Non-Voting Common Stock” has the meaning set forth in the Company’s Certificate of Incorporation, as amended from time to time.”

6.            Effective Date of Amendment No. 2. Subject to the approval of this Amendment No. 2 by the Company’s stockholders within 12 months of Amendment No. 2’s adoption by the Board, Amendment No. 2 will become effective on the date designated by the Board.

7.            Governing Law. This Amendment No. 2 will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

8.            Ratification of Plan. Except as amended or modified by this Amendment No. 2, the Plan is hereby ratified and confirmed in all respects.

ADOPTION AND APPROVAL OF AMENDMENT NO. 2

Date Amendment No. 2 adopted by Board: January 25, 2021

Date Amendment No. 2 approved by Stockholders: January 25, 2021

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